Exhibit 99.2

CANADIAN PURCHASE AND SALE AGREEMENT

Dated as of May 10, 2018

among

VARIOUS ENTITIES LISTED ON SCHEDULE I,

as the Originators

CINCINNATI BELL FUNDING CANADA LTD.,

and

ONX ENTERPRISE SOLUTIONS LTD.,

as Servicer

TABLE OF CONTENTS

Clause	Subject Matter	Page

ARTICLE I AGREEMENT TO PURCHASE AND SELL	3

SECTION 1.1 Agreement To Purchase and Sell	3

SECTION 1.2 Timing of Purchases	4

SECTION 1.3 Consideration for Purchases	4

SECTION 1.4 Purchase and Sale Termination Date	4

SECTION 1.5 Intention of the Parties	4

ARTICLE II Purchase Report; CALCULATION OF PURCHASE PRICE	5

SECTION 2.1 Purchase Report	5

SECTION 2.2 Calculation of Purchase Price	6

ARTICLE III PAYMENT OF PURCHASE PRICE	6

ARTICLE IV CONDITIONS PRECEDENT	11

SECTION 4.1 Conditions Precedent to Effectiveness of this Agreement	11

SECTION 4.2 Certification as to Representations and Warranties	11

SECTION 4.3 Additional Originators	12

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE TRANSFERORS	12

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CONTENTS

Clause	Subject Matter	Page

ARTICLE VI COVENANTS OF THE ORIGINATORS	16

SECTION 6.1 Affirmative Covenants	16

SECTION 6.2 Reporting Requirements	18

SECTION 6.3 Negative Covenants	19

SECTION 6.4 Substantive Consolidation	21

ARTICLE VII ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF RECEIVABLES	23

SECTION 7.1 Rights of the Purchaser	23

SECTION 7.2 Responsibilities of the Originators	23

SECTION 7.3 Further Action Evidencing Purchases	24

SECTION 7.4 Application of Collections	25

ARTICLE VIII PURCHASE AND SALE TERMINATION EVENTS	25

SECTION 8.1 Purchase and Sale Termination Events	25

SECTION 8.2 Remedies	26

ARTICLE IX INDEMNIFICATION	26

SECTION 9.1 Indemnities by the Originators	26

ARTICLE X MISCELLANEOUS	27

SECTION 10.1 Amendments, etc	27

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CONTENTS

Clause	Subject Matter	Page

-iii-

SCHEDULES

Schedule I	List of Originators
Schedule II	Location of Each Originator
Schedule III	Location of Books and Records of Originators
Schedule IV	Names

EXHIBITS

Exhibit A	Form of Purchase Report
Exhibit B	Form of Purchaser Note
Exhibit C	Form of Joinder Agreement
Exhibit D	Form of Quebec Assignment Agreement

THIS CANADIAN PURCHASE AND SALE AGREEMENT dated as of May 10, 2018 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into among the VARIOUS ENTITIES LISTED ON SCHEDULE I HERETO (each, an “Originator”; and collectively, “Originators”), Cincinnati Bell Funding Canada Ltd., an Ontario corporation (the “Purchaser”) and ONX ENTERPRISE SOLUTIONS LTD., an Ontario corporation (“ONX”), as Servicer (in such capacity, the “Servicer”).

DEFINITIONS AND INTERPRETATION

Unless otherwise indicated herein, capitalized terms used and not otherwise defined in this Agreement are defined in Exhibit I to the Receivables Financing Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Receivables Financing Agreement”), among the Purchaser and Cincinnati Bell Funding LLC, as Borrowers, Cincinnati Bell Inc. and ONX, as initial Servicers, the various Lenders and Group Agents from time to time party thereto, and PNC Bank, National Association, as Administrator and LC Bank.  For purposes of this Agreement, the following capitalized terms shall have the following meanings assigned thereto.

“Agent” means the Administrator.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Canadian Insolvency Laws” means the Bankruptcy and Insolvency Act (Canada), the Companies Creditors' Arrangement Act (Canada), the Winding Up and Restructuring Act (Canada), the Assignments and Preferences Act (Ontario) and the Fraudulent Conveyances Act (Ontario).

“Originator” has the meaning assigned to such term in the preamble hereto.

“Québec Receivable” means a Receivable which is owed by an Obligor domiciled (within the meaning of the Civil Code of Québec) in the Province of Québec (Canada), or in respect of which the Obligor thereof is making payments to a location or account located in the Province of Québec, or in respect of which the related Contract contains a stipulation to the effect that such Contract is governed by the laws of the Province of Québec.

“Servicer” has the meaning assigned to such term in the preamble hereto.

“Solvent” means, with respect to any Originator at any time, that, at such time: (i) such Originator is not, and will not, by entering into, or immediately after completion of the transactions contemplated by, this Agreement, be, a bankrupt, an insolvent person, in insolvent circumstances or on the eve of insolvency or unable to meet its engagements, as applicable, within the meaning of any of the Canadian Insolvency Laws; (ii) such Originator will not become an insolvent person or be in insolvent circumstances within the meaning of any of the Canadian Insolvency Laws by entering into, or immediately after completion of any of the transactions contemplated by, this Agreement; and (iii) such Originator has entered into this Agreement and the documents contemplated hereby and each sale contemplated hereunder in good faith for the purpose of selling and transferring all of its right, title and interest in, to and under the Receivables and Related Rights to the Purchaser and receiving from the Purchaser the consideration therefor specified herein, and not for the purpose of defeating, hindering, delaying, defrauding, oppressing, obstructing, injuring or impeding the rights and claims of creditors or others against it or for any other purpose relating in any way to the claims of creditors or others against it and not in contemplation of insolvency; and (iv) the consideration received by such Originator hereunder for the sale, assignment and conveyance of the Receivables and Related Rights is fair market value (as determined by the parties) and no proceedings under any Canadian Insolvency Laws or under any other applicable bankruptcy, insolvency, or similar law with respect to such Originator are pending or, to the best of such Originator’s knowledge, threatened. All references herein to months are to calendar months unless otherwise expressly indicated.

For purposes of any assets, liabilities or entities located in the Province of Quebec and for all other purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” shall include “movable property”, (b) “security interest”, “mortgage” and “lien” shall include a “hypothec”, “right of retention”, “prior claim”, “reservation of ownership” and a resolutory clause, (c) all references to filing, perfection, priority, remedies, registering or recording under the Personal Property Security Act shall include publication under the Civil Code of Quebec, (d) all references to “perfection” of or “perfected” lien or security interest shall include a reference to an “opposable” or “set up” hypothec or assignment, as applicable, as against third parties, (e) any “right of offset”, “right of setoff” or similar expression shall include a “right of compensation”, (f) “goods” shall include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (g) an “agent” shall include a “mandatary”, (h) “gross negligence or wilful misconduct” shall be deemed to be “intentional or gross fault”, (i) “priority” shall include “rank” or “prior claim”, as applicable (j)  “accounts” shall include “claims”, and (k) “guarantee” and “guarantor” shall include “suretyship” and “surety”, respectively.  The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only.  Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement.

BACKGROUND:

1.            The Purchaser is a bankruptcy-remote special purpose corporation, all of the issued and outstanding shares of which are owned by ONX or an entity directly or indirectly owned by ONX;

2.            The Originators generate Receivables in the ordinary course of their businesses;

3.            The Originators wish to sell Receivables to the Purchaser, and the Purchaser is willing to purchase Receivables from the Originators, on the terms and subject to the conditions set forth herein; and

4.            Each of the Originators and the Purchaser intend this transaction to be a true sale of Receivables by each Originator to the Purchaser, providing the Purchaser with the full benefits of ownership of the Receivables, and the Originators and the Purchaser do not intend the transactions hereunder to be a loan from the Purchaser to any Originator.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I
AGREEMENT TO PURCHASE AND SELL

SECTION 1.1  Agreement To Purchase and Sell.  On the terms and subject to the conditions set forth in this Agreement, each Originator, severally and for itself, agrees to sell to the Purchaser, and the Purchaser agrees to purchase from such Originator, from time to time on or after the Closing Date, but before the Purchase and Sale Termination Date (as defined in Section 1.4) with respect to such Originator, all of such Originator’s right, title and interest in and to:

                (a)            each Receivable of such Originator that existed and was owing to such Originator at the closing of such Originator’s business on the Closing Date;

                (b)           each Receivable generated by such Originator after the Closing Date to but excluding the Purchase and Sale Termination Date with respect to such Originator;

                (c)            all rights to, but not the obligations of, such Originator under all Related Security with respect to any of the foregoing Receivables;

               (d)            all monies due or to become due to such Originator with respect to any of the foregoing;

                (e)            all books and records of such Originator to the extent related to any of the foregoing;

                (f)            all Collections and other proceeds (as such term is defined in the applicable PPSA) of any of the foregoing that are or were received by such Originator on or after the Closing Date, including, without limitation, all funds which either are received by such Originator, the Purchaser or the Servicer from or on behalf of the Obligors in payment of any amounts owed (including, without limitation, invoice price, finance charges, interest and all other charges) in respect of any of the above Receivables or are applied to such amounts owed by the Obligors (including, without limitation, any insurance payments that such Originator, the Purchaser or the Servicer applies in the ordinary course of its business to amounts owed in respect of any of the above Receivables, and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligors in respect of any of the above Receivables or any other parties directly or indirectly liable for payment of such Receivables); and

                (g)            all right, title and interest (but not obligations) in and to the Lock-Box Accounts, into which any Collections or other proceeds with respect to such Receivables may be deposited, and any related investment property acquired with any such collections or other proceeds (as such term is defined in the applicable PPSA).

All purchases hereunder shall be made without recourse, but shall be made pursuant to, and in reliance upon, the representations, warranties and covenants of the Originators set forth in this Agreement and each other Transaction Document.  No obligation or liability to any Obligor on any Receivable is intended to be assumed by the Purchaser hereunder, and any such assumption is expressly disclaimed.  The Purchaser’s foregoing commitment to purchase Receivables and the proceeds and rights described in clauses (c) through (g) with respect to such Receivables (collectively, the “Related Rights”) is herein called the “Purchase Facility.”

SECTION 1.2  Timing of Purchases.

(a)            Closing Date Purchases.  Each Originator’s entire right, title and interest in (i) each Receivable that existed and was owing to such Originator at the Closing Date, and (ii) all Related Rights with respect thereto automatically shall be sold and deemed to have been sold by such Originator to the Purchaser on the Closing Date.

(b)            Subsequent Purchases.  After the Closing Date, until the Purchase and Sale Termination Date with respect to an Originator, each Receivable and the Related Rights generated by such Originator shall be sold and deemed to have been sold by such Originator to the Purchaser immediately (and without further action) upon the creation of such Receivable.

SECTION 1.3  Consideration for Purchases.  On the terms and subject to the conditions set forth in this Agreement, the Purchaser agrees to make Purchase Price payments to the Originators in accordance with Article III or, if the Purchase Price will be satisfied by the issuance and sale by the Purchaser, and corresponding purchase by the Originator, of common shares in the capital of the Purchaser, to issue such common shares to the applicable Originators and to record a corresponding increase in the capital account of such Originator in the Purchaser in accordance with Section 3.1(b).

SECTION 1.4  Purchase and Sale Termination Date.  The “Purchase and Sale Termination Date” shall mean with respect to an Originator, the earlier to occur of (a) the date the Purchase Facility is terminated (or deemed terminated) with respect to such Originator pursuant to Section 8.2 and (b) the Payment Date immediately following the day on which such Originator shall have given written notice to the Purchaser, each Agent and each Group Agent at or prior to 10:00 a.m. (Toronto time) that such Originator desires to terminate the Purchase Facility with respect to such Originator and terminate its rights, obligations and liabilities under this Agreement (other than those which expressly survive termination of this Agreement).

SECTION 1.5  Intention of the Parties.  It is the express intent of each Originator and the Purchaser (a) that each conveyance by such Originator to the

Purchaser pursuant to this Agreement of the Receivables and Related Rights, including without limitation, all Receivables, if any, constituting accounts as defined in the PPSA, and all Related Rights be construed as a valid and perfected sale and absolute assignment of such Receivables and Related Rights by such Originator to the Purchaser (rather than the grant of a security interest to secure a debt or other obligation of such Originator) without recourse to such Originator; provided, that (i) each Originator shall be liable to the Purchaser for all representations, warranties and covenants made by such Originator pursuant hereto and (ii) such sale does not constitute and is not intended to result in an assumption by the Purchaser or any assignee thereof of any obligation of any Originator or any other Person arising in connection with the Receivables and Related Rights or any other obligations of any Originator, and (b) that the right, title and interest in and to such Receivables and Related Rights conveyed to the Purchaser be prior to the rights of and enforceable against all other Persons at any time, including, without limitation, lien creditors, secured lenders, purchasers and any Person claiming through such Originator.  Each Originator hereby authorizes the Purchaser (and each Agent, as assignees of the Purchaser) to file financing statements, financing change statements and applications for registration in connection with the sales contemplated by this Agreement.

SECTION 1.6  Purchase and Sale of Quebec Receivables.  Each Originator shall deliver to the Purchaser an executed a Quebec assignment agreement in respect of Quebec Receivables in the form attached hereto as Exhibit D (a “Quebec Assignment Agreement”) contemporaneously with the first sale of Quebec Receivables by such Originator to the Purchaser hereunder, and such Seller shall promptly execute and deliver to the Purchaser, upon the Purchaser’s request and at the Originator’s expense, such notices of assignment to debtors, information, applications for registration with the Register of Personal and Movable Real Rights (Quebec) and such other writings as the Purchaser may reasonably request to give effect to the sale, assignment and transfer of such Quebec Receivables to the Purchaser. Without limiting the forgoing, each Originator shall promptly, and in any such event within ten (10) Business Days after the first sale of Quebec Receivables by such Originator to the Purchaser hereunder, cause an application for registration to be prepared and registered with the Register of Personal and Movable Real Rights (Quebec) in respect of the Quebec Assignment Agreement delivered by such Originator.

ARTICLE II
PURCHASE REPORT; CALCULATION OF PURCHASE PRICE

SECTION 2.1  Purchase Report.  On the 20th day of each calendar month (or if such day is not a Business Day, the next occurring Business Day) (each such date, a “Monthly Purchase Report Date”), the Servicer shall deliver to the Purchaser and each Originator a report in substantially the form of Exhibit A (each such report being herein called a “Purchase Report”) setting forth, among other things:

(a)            Receivables purchased by the Purchaser from each Originator during the calendar month immediately preceding the calendar month in which such Monthly Purchase Report Date occurs; and

(b)            the calculations of reductions of the Purchase Price for any Receivables as provided in Sections 3.3 (a) and (b).

SECTION 2.2  Calculation of Purchase Price.  The “Purchase Price” to be paid to each Originator for the Receivables that are purchased hereunder from such Originator shall be determined in accordance with the following formula:

PP	=	OB x FMVD

where:

PP	=	Purchase Price for each Receivable as calculated on the relevant Payment Date.

OB	=	The Outstanding Balance of such Receivable on the relevant Payment Date.

FMVD	=
A Fair Market Value Discount percentage, initially equal to ninety-nine percent (99.0%) of the Outstanding Balance of such Receivable on the relevant Payment Date; provided, however, that the Fair Market Value Discount percentage may be revised prospectively with the consent of the parties hereto (and, for the avoidance of doubt, without affecting the Purchase Price of Receivables previously sold hereunder) to the extent any such revision is necessary to have the Fair Market Value Discount percentage reflect the fair market value of Receivables to be sold hereunder after giving effect to such revision.

“Payment Date” means (i) the Original Closing Date and (ii) each Business Day thereafter that the Originators are open for business.

ARTICLE III
PAYMENT OF PURCHASE PRICE

SECTION 3.1  Initial Purchase Price Payment.

(a)            On the terms and subject to the conditions set forth in this Agreement, the Purchaser agrees to pay to each Originator the Purchase Price for the purchases made from such Originator on the Original Closing Date partially in cash (in an amount agreed between the Purchaser and such Originator and set forth in the initial Purchase Report) and partially by issuing a promissory note (it being understood that the Purchaser may pay such Purchase Price on the Original Closing Date solely by issuing such a promissory note) in the form of Exhibit B to such Originator with an initial principal balance equal to the remaining Purchase Price (each such promissory note, as it may be amended, supplemented, endorsed or otherwise modified from time to time, together with all promissory notes issued from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents, each being herein called a “Purchaser Note”).

(b)            Notwithstanding Section 3.1(a), the Purchaser may elect to satisfy all or any portion of the Purchase Price payable to an Originator on the Closing Date by an issuance and sale by the Purchaser and corresponding purchase by such Originator of one common share in the capital of the Purchaser to such Originator for each dollar of the Purchase Price for such Receivables transferred hereunder and the Purchaser shall reflect a corresponding increase in the capital account of such Originator in the Purchaser. From time to time at the request of the Originator, the Purchaser will issue share certificates evidencing the issuance of such common shares. In each case, each of the applicable Originator and the Purchaser hereby acknowledge the sufficiency of such consideration.

SECTION 3.2  Subsequent Purchase Price Payments.  On each Payment Date subsequent to the Closing Date, on the terms and subject to the conditions set forth in this Agreement, the Purchaser shall pay to each Originator the Purchase Price for the Receivables generated by such Originator on such Payment Date:

(i)            First, in cash to the extent the Purchaser has cash available therefor (and such payment is not prohibited under the Receivables Financing Agreement) and/or, if requested by such Originator, by causing the LC Bank to issue one or more Letters of Credit in accordance with Section 3.6 and on the terms and subject to the conditions of this Article III and the Receivables Financing Agreement;  and

(ii)          Second, to the extent any portion of the Purchase Price remains unpaid, the principal amount outstanding under the applicable Purchaser Note shall be automatically increased by an amount equal to such remaining Purchase Price in accordance with the applicable Purchaser Note.

Notwithstanding the foregoing, the Purchaser may elect to satisfy all or any portion of the Purchase Price payable to an Originator by an issuance and sale by the Purchaser and corresponding purchase by such Originator of one common share in the capital of the Purchaser to such Originator for each dollar of the Purchase Price for such Receivables transferred hereunder and the Purchaser shall reflect a corresponding increase in the capital account of such Originator in the Purchaser. From time to time at the request of an Originator, the Purchaser will issue share certificates evidencing the issuance of such common shares. In each case, each of the applicable Originator and the Purchaser hereby acknowledge the sufficiency of such consideration.

Notwithstanding the foregoing, all amounts paid by the Purchaser to any Originator shall be allocated first to the payment of accrued and unpaid interest on the Purchaser Note of such Originator and second to the repayment of the principal outstanding on the Purchaser Note of such Originator to the extent of such outstanding principal thereof as of the date of such payment before such amounts may be allocated for any other purpose.  The Servicer shall make all appropriate record keeping entries with respect to each of the Purchaser Notes to reflect the foregoing payments and reductions made pursuant to Section 3.3, reductions on account of repayments of the principal amount of the Purchaser Notes and accrued interest on the Purchaser Notes and the Servicer’s books and records shall constitute rebuttable presumptive evidence of the principal amount of, and accrued interest on, each of the Purchaser Notes at any time.  Each Originator hereby irrevocably authorizes the Servicer to mark the Purchaser Notes “CANCELED” and to return such Purchaser Notes to the Purchaser upon the final payment thereof after the occurrence of the Purchase and Sale Termination Date with respect to such Originator.

Notwithstanding the foregoing, if, as of any date (the “Determination Date”), after giving effect to payments of such Purchase Price in accordance with Section 3.2, (x) the sum of the aggregate stated amount of Letters of Credit issued on behalf of any Originator or its designee during the period from the Original Closing Date to the Determination Date plus any related fees and expenses payable by the Purchaser in connection with the issuance of such Letters of Credit plus the aggregate of the amounts of indebtedness under the Purchaser Note payable to such Originator that remain unpaid for more than ninety (90) days during such period (the “Aged Amounts”) would exceed (y) an amount equal to 25% of the aggregate Purchase Price payable by the Purchaser to such Originator for all Receivables generated by such Originator during such period, the Purchaser shall pay the Purchase Price for such Receivable in cash and/or make a prepayment of such Aged Amounts to the extent necessary such that the sum of the amounts described in clause (x) above would not exceed the amount in clause (y) above.

In the event an Originator requests that any purchases be paid for by issuance of a Letter of Credit, such Originator shall on a timely basis provide the Purchaser with such information as is necessary for the Purchaser to obtain such Letter of Credit from the LC Bank.  None of ONX, any Originator nor any Affiliate thereof (other than the Purchaser) shall have any reimbursement or recourse obligations in respect of any Letter of Credit.

SECTION 3.3  Settlement as to Specific Receivables and Dilution.

(a)            If, on the day of purchase of any Receivable from an Originator hereunder, any of the representations or warranties set forth in Sections 5.10, 5.15 and 5.17 was untrue with respect to such Receivable, then the Purchase Price with respect to such Receivable shall be reduced by an amount equal to the Outstanding Balance of such Receivable and shall be accounted to such Originator as provided in paragraph (c) or (d), as applicable, below; provided, that if the Purchaser thereafter receives payment on account of Collections due with respect to such Receivable, the Purchaser promptly shall deliver such funds to such Originator.

(b)            If, on any day, the Outstanding Balance of any Receivable purchased hereunder is reduced or adjusted as a result of any defective, rejected or returned goods or services, or any revision, cancellation, allowance, discount or other adjustment made by an Originator or any Affiliate of such Originator (other than the Purchaser), or the Servicer or any Affiliate of the Servicer (other than the Purchaser), or any setoff or dispute between an Originator or any Affiliate of such Originator (other than the Purchaser), or the Servicer or any Affiliate of the Servicer (other than the Purchaser) and an Obligor (except any such revision, cancellation, allowance, discount or other adjustment made in settlement of such Receivable resulting from the financial inability of the applicable Obligor to pay such Receivable and, in the case of all Receivables (other than Specified Receivables), made in accordance with the Credit and Collection Policies), then the Purchase Price with respect to such Receivable shall be reduced by the amount of such net reduction and shall be accounted to such Originator as provided in paragraph (c) or (d), as applicable, below.

(c)            In the case of any Receivable sold by an Originator to the Purchaser hereunder, any reduction in the Purchase Price of such Receivable pursuant to paragraph (a) or (b) above shall be applied as a credit for the account of the Purchaser against the Purchase Price of Receivables subsequently purchased by the Purchaser from such Originator hereunder; provided, however if there have been no purchases of Receivables from such Originator (or insufficiently large purchases of Receivables) to create a Purchase Price sufficient to so apply such credit against, the amount of such credit:

(i)           to the extent of any outstanding principal balance under the Purchaser Note payable to such Originator, shall be deemed to be a payment under, and shall be deducted from the principal amount outstanding under, the Purchaser Note payable to such Originator; and

(ii)          after making any deduction pursuant to clause (i) above, shall be paid in cash to the Purchaser by such Originator in the manner and for application as described in the following proviso;

provided, further, that at any time (y) when an Event of Default exists under the Receivables Financing Agreement or (z) on or after the Purchase and Sale Termination Date with respect to such Originator, the amount of any such credit shall be paid by such Originator to the Purchaser by deposit in immediately available funds into a Lock-Box Account for application by the Servicer to the same extent as if Collections of the applicable Receivable in such amount had actually been received on such date.

(d)            In the case of any Receivable sold by an Originator to the Purchaser hereunder in consideration for common shares in the capital of the Purchaser, the amount of any reduction in the Purchase Price for such Receivable pursuant to paragraph (a) or (b) above, shall be paid by such Originator in cash, in immediately available funds, into a Lock-Box Account for application by the Servicer in accordance with the terms of the Receivables Financing Agreement and the Purchaser shall record a corresponding decrease in the capital account of such Originator in the Purchaser.

SECTION 3.4  [Reserved]

SECTION 3.5  Reconveyance of Receivables.  In the event that an Originator has paid to the Purchaser the full Outstanding Balance of any Receivable pursuant to Section 3.3, the Purchaser shall reconvey such Receivable to such Originator, without representation or warranty, but free and clear of all liens, security interests, charges, and encumbrances created by the Purchaser.

SECTION 3.6  Letters of Credit.

(a)            Upon the request of ONX (acting as agent for the Originators as described in subsection (b) below), and on the terms and conditions for issuing Letters of Credit under the Receivables Financing Agreement (including any limitations therein on the amount of any such issuance), the Purchaser agrees to cause the LC Bank to issue, on the Purchase Dates specified by ONX (on behalf of the Originators), Letters of Credit on behalf of any Originator or any Originator’s designee (which designee shall be an Affiliate of the Purchaser and the Originators) in favour of the beneficiaries specified by ONX (on behalf of the Originators).  The aggregate stated amount of the Letters of Credit being issued on any Purchase Date on behalf of any Originator or its designee plus any related fees and expenses payable by the Purchaser in connection with the issuance of the Letters of Credit shall constitute a credit against the aggregate Purchase Price payable by the Purchaser to such Originator on such Purchase Date pursuant to Section 3.1.  To the extent that the aggregate stated amount of the Letters of Credit being issued on any Payment Date plus any related fees and expenses payable by the Purchaser in connection with the issuance of the Letters of Credit exceeds the aggregate Purchase Price payable by the Purchaser to any Originator on such Payment Date, such excess shall be deemed to be a reduction in the outstanding principal balance of (and, to the extent necessary, the accrued but unpaid interest on) the applicable Purchaser Note payable to such Originator.  The aggregate stated amount of Letters of Credit to be issued on any Payment Date plus any related fees and expenses payable by the Purchaser in connection with the issuance of the Letters of Credit shall not exceed the sum of the aggregate Purchase Price payable on such Payment Date to the Originators plus the aggregate outstanding principal balance of, and accrued but unpaid interest on, the Purchaser Notes payable to the Originators on such Payment Date.  In the event that any such Letter of Credit issued pursuant to this Section 3.6 (i) expires or is cancelled or otherwise terminated with all or any portion of its stated amount undrawn, (ii) has its stated amount decreased (for a reason other than a drawing having been made thereunder) or (iii) the Purchaser’s Reimbursement Obligation in respect thereof is reduced for any reason other than by virtue of a payment made in respect of a drawing thereunder, then an amount equal to such undrawn amount, such decrease or such reduction, as the case may be, shall either be paid in cash to such Originator on the next Payment Date or, if the Purchaser does not then have cash available therefor, shall be added to the outstanding principal balance of the Purchaser Note issued to such Originator.  Under no circumstances shall any Originator (or any Affiliate thereof (other than the Purchaser)) have any reimbursement or recourse obligations in respect of any Letter of Credit.

(b)            Each Originator appoints ONX as its agent (on which appointment the Purchaser, each Agent, the Group Agents and the Secured Parties may rely until such Originator provides contrary written notice to all of such Persons) to act on such Originator’s behalf to take all actions and to make all decisions in respect of the issuance, amendment and administration of the Letters of Credit, including requests for the issuance and extension of Letters of Credit and the allocation of the stated amounts of Letters of Credit against the Purchase Price owed to particular Originators and against the Purchaser Notes issued to particular Originators.  In the event that ONX requests a Letter of Credit hereunder, ONX shall on a timely basis provide the Purchaser with such information as is necessary for the Purchaser to obtain such Letter of Credit from the LC Bank, and shall notify the relevant Originators, the Purchaser and the Administrator of the allocations described in the preceding sentence.  Such allocations shall be binding on the Purchaser and each Originator, absent manifest error.

(c)            Each Originator agrees to be bound by the LC Bank’s interpretations of any Letter of Credit issued for the Purchaser and by the LC Bank’s written regulations and customary practices relating to letters of credit, in each case subject to the terms and conditions set forth in the Receivables Financing Agreement.

ARTICLE IV
CONDITIONS PRECEDENT

SECTION 4.1  Conditions Precedent to Effectiveness of this Agreement.  The effectiveness of this Agreement is subject to the condition precedent that the Purchaser and the each Agent (as the Purchaser’s assignees) and each Group Agent shall have received, on or before the Closing Date, the following, each (unless otherwise indicated) dated on or before the Closing Date, and each in form and substance reasonably satisfactory to the Purchaser and the each Agent (as the Purchaser’s assignees) and each Group Agent:

(a)            A copy of the resolutions of the board of directors or managers of each Originator approving this Agreement and the other Transaction Documents to be executed and delivered by it and the transactions contemplated hereby and thereby, certified by the Secretary or Assistant Secretary of such Originator;

(b)            Certificates of status, certificates of compliance, good standing certificates or analogous certificates for each Originator issued as of a recent date acceptable to the Purchaser and each Agent (as the Purchaser’s assignees);

(c)            A certificate of the Secretary or Assistant Secretary of each Originator certifying the names and true signatures of the officers authorized on such Person’s behalf to sign this Agreement and the other Transaction Documents to be executed and delivered by it (on which certificate the Servicer, the Purchaser and each Agent (as the Purchaser’s assignees) may conclusively rely until such time as the Servicer, the Purchaser and each Agent (as the Purchaser’s assignees) shall receive from such Person a revised certificate meeting the requirements of this paragraph (c));

(d)            The certificate or articles of incorporation or other organizational document of each Originator, together with a copy of the by-laws of such Originator, each duly certified by the Secretary or an Assistant Secretary of such Originator; and

(e)            Evidence (i) of the execution and delivery by each of the parties thereto of each of the other Transaction Documents to be executed and delivered by it in connection herewith and (ii) that each of the conditions precedent to the execution, delivery and effectiveness of such other Transaction Documents has been satisfied to the Purchaser’s and each Agent’s (as the Purchaser’s assignees) satisfaction.

SECTION 4.2  Certification as to Representations and Warranties.  Each Originator, by accepting the Purchase Price related to each purchase of Receivables generated by such Originator, shall be deemed to have certified that the representations and warranties contained in Article V, as from time to time amended in accordance with the terms hereof, are true and correct in all material respects on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct as of such date).

SECTION 4.3  Additional Originators.  Additional Persons may be added as Originators hereunder, with the prior written consent of the Purchaser, each Agent and each Group Agent; provided that the following conditions are satisfied on or before the date of such addition:

(a)            The Servicer shall have given the Purchaser, each Agent and each Group Agent at least thirty (30) days prior written notice of such proposed addition and the identity of the proposed additional Originator and shall have provided such other information with respect to such proposed additional Originator as any Agent or any Group Agent may reasonably request;

(b)            such proposed additional Originator has executed and delivered to the Purchaser, each Agent and each Group Agent an agreement substantially in the form attached hereto as Exhibit C (a “Joinder Agreement”);

(c)            such proposed additional Originator has delivered to the Purchaser and each Agent (as the Purchaser’s assignees) and each Group Agent each of the documents with respect to such Originator described in Section 4.1 and, to the extent requested by the any Agent or any Group Agent, such opinions covering matters similar to the matters covered by the opinions delivered on the Closing Date, in form and substance reasonably satisfactory to the Purchaser, each Agent (as the Purchaser’s assignees) and each Group Agent, from external counsel reasonably satisfactory to each Agent and each Group Agent (it being understood that external counsel that delivered opinions on the Closing Date shall be satisfactory to each Agent and each Group Agent for purposes of delivering similar opinions under this clause (c));

(d)            [Reserved]; and

(e)            the Purchase and Sale Termination Date shall not have occurred and be continuing with respect to all Originators then party to this Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE TRANSFERORS

In order to induce the Purchaser to enter into this Agreement and to make purchases hereunder, each Originator hereby makes the representations, warranties and covenants set forth in this Article V.

SECTION 5.1  Existence and Power.  Such Originator is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all power and authority and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, unless the failure to have such power, authority, licenses, authorizations, consents or approvals would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.2  Purchaser and Governmental Authorization, Contravention.  The execution, delivery and performance by such Originator of this Agreement are within such Originator’s company powers, have been duly authorized by all necessary company action, require no action by or in respect of, or filing with (other than the filing of the PPSA financing statements, financing change statements and applications for registration contemplated hereunder), any governmental body, agency or official, and, do not contravene, or constitute a default under, any provision of applicable law or regulation or of the organizational documents of such Originator or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Originator (unless such contravention or default would not reasonably be expected to have a Material Adverse Effect) or result in the creation or imposition of any lien (other than liens in favour of the Purchaser or any Agent under the Transaction Documents or other Permitted Adverse Claims) on assets of such Originator or any of its Subsidiaries.

SECTION 5.3  Binding Effect of Agreement.  This Agreement and each of the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of such Originator enforceable against such Originator in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

SECTION 5.4  Accuracy of Information.  All information heretofore furnished in writing by such Originator to the Purchaser, any Agent or any Group Agent pursuant to or in connection with this Agreement or any other Transaction Document or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Originator to the Purchaser, any Agent or any Group Agent in writing pursuant to this Agreement or any Transaction Document will be, true and accurate in all material respects on the date such information is stated or certified.

SECTION 5.5  Actions, Suits.  There are no actions, suits or proceedings pending or, to the best of such Originator’s knowledge, threatened against or affecting such Originator or any of its Affiliates or their respective properties, in or before any court, arbitrator or other body, which would reasonably be expected to have a Material Adverse Effect upon the ability of such Originator (or such Affiliate) to perform its obligations under this Agreement or any other Transaction Document to which it is a party.

SECTION 5.6  Taxes.  Such Originator has filed or caused to be filed all Canadian federal and provincial income tax returns and all other returns, statements, forms and reports for taxes, domestic or foreign, required to be filed by it and has paid all taxes payable by it which have become due or any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except (a) any taxes, fees, assessments and other charges that are being contested in good faith by appropriate proceedings and for which such Originator has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.7  Compliance with Applicable Laws.  Such Originator is in compliance with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject if the failure to comply would reasonably be expected to have a Material Adverse Effect.  In addition, No Receivable sold hereunder contravenes in any material respect any laws, rules or regulations applicable thereto or to such Originator.

SECTION 5.8  Reliance on Separate Legal Identity.  Such Originator acknowledges that each of the Credit Parties, the Group Agents and each Agent are entering into the Transaction Documents to which they are parties in reliance upon the Purchaser’s identity as a legal entity separate from such Originator.

SECTION 5.9  [Reserved].

SECTION 5.10  Perfection.  Immediately preceding its sale of each Receivable hereunder, such Originator was the owner of such Receivable sold purported to be sold, as the case may be, free and clear of any Adverse Claims other than Permitted Adverse Claims, and each such sale hereunder constitutes a valid sale, transfer and assignment of all of such Originator’s right, title and interest in, to and under the Receivables sold by it, free and clear of any Adverse Claims other than Permitted Adverse Claims. On or before the date hereof and before the generation by such Originator of any new Receivable to be sold or otherwise conveyed hereunder, all financing statements, applications for registration and other documents (other than, for a period of up to ten (10) Business Days after the first sale of Quebec Receivables hereunder by any Originator, applications for registration with the Register of Personal and Movable Real Rights (Quebec) to be filed in accordance with Section 1.6 in respect of the sale of Quebec Receivables hereunder by such Originator), if any, required to be recorded or filed in order to perfect and protect the Purchaser’s ownership interest in such Receivable against all creditors of and purchasers from such Originator will have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

SECTION 5.11  Creation of Receivables.  The Originator has exercised at least the same degree of care and diligence in the creation of the Receivables sold or otherwise transferred hereunder as it has exercised in connection with the creation of receivables originated by it and not so transferred hereunder.

SECTION 5.12  Credit and Collection Policy.  The Originator has complied in all material respects with its Credit and Collection Policy in regard to each Receivable (other than Specified Receivables) sold by it hereunder and each related Contract, if any.

SECTION 5.13  Enforceability of Contracts.  Each Contract related to any Receivable sold by such Originator hereunder is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the outstanding balance of such Receivable, enforceable against the Obligor in accordance with its terms, without being subject to any defense, deduction, offset or counterclaim, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, and such Originator has fully performed its obligations, if any, under such Contract.

SECTION 5.14  Location and Offices.  As of the date hereof, such Originator’s location (within the meaning of section 7(3) of the Personal Property Security Act (Ontario)), registered office, domicile and chief executive office is at the address set forth on Schedule II hereto, and such location has not been changed for at least four months before the date hereof.  The offices where such Originator keeps all records concerning the Receivables (other than Specified Receivables) are located at the addresses set forth on Schedule III hereto or such other locations of which the Purchaser and each Agent (as the Purchaser’s assignees) has been given written notice in accordance with the terms hereof.

SECTION 5.15  Good Title.  Upon the sale or other conveyance hereunder by such Originator and on the Closing Date for then existing Receivables, the Purchaser shall have a valid and perfected first priority ownership interest in each Receivable sold to it hereunder, free and clear of any Adverse Claim other than Permitted Adverse Claims. On or before the Closing Date, the Purchaser shall have received copies of all releases, estoppels and no-interest letters from any Person who has made a registration or filing against the applicable Originator that could be relied upon to perfect or protect an interest in the Receivables, confirming that such registration or filing does not perfect or protect an interest in the Receivables and that such Person will not rely on such registration or filing for such purpose.

SECTION 5.16  Names.  Except as described in Schedule IV, such Originator has not used any corporate or company names, tradenames or assumed names other than its name set forth on the signature pages of this Agreement.

SECTION 5.17  Nature of Receivables.  Each Receivable sold, transferred, or assigned hereunder is an Eligible Receivable on the date of sale, transfer or assignment, unless otherwise specified in the first Information Package or Purchase Request that includes such Receivable.

SECTION 5.18  Bulk Sales, Margin Regulations, No Fraudulent Conveyance.  No transaction contemplated hereby requires compliance with any bulk sales act or similar law.  No purchase hereunder constitutes a fraudulent transfer or conveyance, preference or transfer at undervalue under any Canadian Insolvency Laws or other similar laws of any jurisdiction applicable to the relevant Originator, or is otherwise void or voidable under such or similar laws or principles or for any other reason.

SECTION 5.19  Financial Condition.

(a)            The consolidated balance sheet of CB and subsidiaries as of December 31, 2017, and the related consolidated statements of operations, shareowners’ equity (deficit) and comprehensive income (loss), and cash flows for the year ended December 31, 2017, copies of which have been furnished to the Purchaser and each Agent (as the Purchaser’s assignees), present fairly, in all material respects, the financial position of CB and subsidiaries as of such date, and the results of their operations and their cash flows for the period then ended, prepared in accordance with accounting principles generally accepted in Canada.

(b)            On the date hereof, and on the date of each purchase hereunder (both before and after giving effect to such purchase), such Originator shall be Solvent.

SECTION 5.20  Licenses, Contingent Liabilities, and Labor Controversies.

(a)            Such Originator has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, unless such failure would not reasonably be expected to have a Material Adverse Effect.

(b)            There are no labor controversies pending against such Originator that have had (or would not reasonably be expected to have) a Material Adverse Effect.

SECTION 5.21  Anti-Money Laundering/International Trade Law Compliance.  No Covered Entity is a Sanctioned Person.  No Covered Entity, either in its own right or through any third party, (i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (iii) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

SECTION 5.22  Residency. Such Originator is not a non-resident of Canada within the meaning of the Income Tax Act (Canada).

ARTICLE VI
COVENANTS OF THE ORIGINATORS

SECTION 6.1  Affirmative Covenants.  From the date hereof until (i) in the case of an Originator, the first date following the Purchase and Sale Termination Date with respect to such Originator when all obligations of such Originator to the Purchaser and its assigns have been satisfied in full or (ii) in the case of ONX, the first date following the Purchase and Sale Termination Date with respect to all

Originators when all obligations of ONX and each Originator to the Purchaser and its assigns have been satisfied in full, each Originator agrees that it will, unless each Agent and the Purchaser shall otherwise consent in writing, perform the following:

(a)            General Information.  Such Originator shall furnish to the Purchaser, any Agent and each Group Agent such information as such Person may from time to time reasonably request.

(b)            Furnishing of Information and Inspection of Records.  Such Originator will furnish each Agent and each Group Agent from time to time such information with respect to the Receivables as any Agent or such Group Agent may reasonably request, except to the extent prohibited by applicable law or licenses.  Such Originator will, at any time and from time to time during regular business hours with reasonable prior written notice, (i) at such Originator’s expense, permit any Agent or any Group Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books and records relating to the Receivables or Related Rights and (B) to visit the offices and properties of such Originator for the purpose of examining such books and records, and to discuss matters relating to the Receivables, other Related Rights or such Originator’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent chartered accountants of such Originator (provided that representatives of such Originator are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, from time to time during regular business hours, upon reasonable prior written notice from any Agent or the Group Agents, permit certified chartered accountants or other auditors acceptable to such Agent to conduct a review of its books and records with respect to the Receivables; provided, however, that such Originator shall not be obligated to permit such examinations, visits or reviews under clauses (i) and (ii) above, together with any examinations, visits or reviews pursuant to Section 1(e) of Exhibit IV of the Receivables Financing Agreement, more than three times per year (commencing upon and including the Closing Date) during such time that no Event of Default pursuant to the Receivables Financing Agreement has occurred and is continuing and no Originator shall be obligated to pay or reimburse any Person for the expenses of more than one such examination or visit pursuant to clause (i) above (together with any examination or visit pursuant to Section 1(e)(i) of Exhibit IV of the Receivables Financing Agreement) per year (commencing upon and including the Closing Date) during such time that no Event of Default pursuant to the Receivables Financing Agreement has occurred and is continuing.

(c)            Keeping of Records and Books.  The Originator will have and maintain (i) administrative and operating procedures (including an ability to recreate records if originals are destroyed), (ii) adequate facilities, personnel and equipment and (iii) all records and other information reasonably necessary for collection of the Receivables originated by such Originator (including records adequate to permit the daily identification of each new such Receivable and all Collections of, and adjustments to, each existing such Receivable).  Such Originator will give the Purchaser, each Agent and each Group Agent prior notice of any change in such administrative and operating procedures that causes them to be materially different from the procedures described to the Purchaser, each Agent and each Group Agent on or before the date hereof as such Originator’s then existing or planned administrative and operating procedures for collecting Receivables.

(d)            Performance and Compliance with Receivables and Contracts.  Such Originator will at its expense timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under all Contracts or other documents or agreements related to the Receivables if the failure to perform or comply would reasonably be expected to have a Material Adverse Effect.

(e)            Credit and Collection Policy.  The Originator will comply in all material respects with its Credit and Collection Policy with regard to each Receivable (other than Specified Receivables) originated by such Originator.

(f)            Receivable Purchase Agreement.  The Originator will perform and comply with each covenant and other undertaking in the Receivables Financing Agreement that the Purchaser undertakes to cause such Originator to perform, subject to any grace periods for such performance provided for in the Receivables Financing Agreement.

(g)            Preservation of Existence.  Such Originator shall preserve and maintain its existence as a corporation, partnership or unlimited liability company, as applicable, and all rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as an extra-provincial corporation, partnership or unlimited liability company, as applicable, in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would be reasonably expected to have a Material Adverse Effect.

(h)            Location of Records.  Such Originator will keep its location (within the meaning of section 7(3) of the Personal Property Security Act (Ontario)), registered office, domicile and chief executive office, and the offices where it keeps its records concerning or related to Receivables (other than Specified Receivables), at the address(es) referred to in Schedule II or Schedule III, respectively, or, upon thirty (30) days’ prior written notice to the Purchaser, each Agent (as the Purchaser’s assignees) and each Group Agent, at such other locations in jurisdictions where all action required by Section 7.3 shall have been taken and completed.

SECTION 6.2  Reporting Requirements.  From the date hereof until (i) in the case of an Originator, the first date following the Purchase and Sale Termination Date with respect to such Originator when all obligations of such Originator to the Purchaser and its assigns have been satisfied in full or (ii) in the case of ONX, the first date following the Purchase and Sale Termination Date with respect to all Originators when all obligations of ONX and each Originator to the Purchaser and its assigns have been satisfied in full, each Originator agrees that it will, unless the Purchaser, each Agent and the Majority Group Agents shall otherwise consent in writing, furnish to the Purchaser, each Agent and the Majority Group Agents:

(a)            Purchase and Sale Termination Events.  As soon as possible, and in any event within three (3) Business Days after such Originator becomes aware of the occurrence of each Purchase and Sale Termination Event with respect to such Originator or each event which with notice or the passage of time or both would become a Purchase and Sale Termination Event (an “Unmatured Purchase and Sale Termination Event”) with respect to such Originator, a written statement of the chief financial officer, treasurer or chief accounting officer of such Originator describing such Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event and any action that such Originator proposes to take with respect thereto, in each case in reasonable detail;

(b)            Proceedings.  As soon as possible and in any event within three (3) Business Days after such Originator becomes aware thereof, written notice of (i) any litigation, investigation or proceeding of the type described in Section 5.5 not previously disclosed to the Purchaser, each Agent or each Group Agent which would reasonably be expected to have a Material Adverse Effect, and (ii) all material adverse developments that have occurred with respect to any previously disclosed litigation, proceedings and investigations; and

(c)            Other.  Promptly, from time to time, such other information, documents, records or reports respecting the Receivables or the conditions or operations, financial or otherwise, of such Originator as the Purchaser, any Agent or any Group Agent may from time to time reasonably request in order to protect the interests of the Purchaser, any Agent, the Credit Parties, the Group Agents under or as contemplated by the Transaction Documents.

(d)            Other Documents.  Promptly after the execution and delivery thereof, written notice of the effectiveness of any written agreement, instrument, document or other arrangement to which such Originator becomes a party after the effectiveness of this Agreement that restricts the right of such Originator to amend, supplement, amend and restate or otherwise modify, or to extend or renew, or to waive any right under, this Agreement or any other Transaction Document.

SECTION 6.3  Negative Covenants.  From the date hereof until the latest of the Final Payout Date under the Receivables Financing Agreement, each Originator agrees that, unless the Purchaser, each Agent and the Majority Group Agents shall otherwise consent in writing, it shall not:

(a)            Sales, Liens, Etc.  Except as otherwise provided herein or in any other Transaction Document, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim other than Permitted Adverse Claims upon or with respect to, any Receivable sold or otherwise conveyed or purported to be sold or otherwise conveyed hereunder or related Contract or Related Security, or any interest therein, or any Collections thereon, or assign any right to receive income in respect thereof.

(b)            Extension or Amendment of Receivables.  Except as the Servicer is otherwise permitted in the Receivables Financing Agreement and the applicable Credit and Collection Policy, extend, amend or otherwise modify in any material respect the terms of any Receivable (other than Specified Receivables) generated by it that is sold or otherwise conveyed hereunder, or amend, modify or waive, in any material respect, the provisions of any Contract related thereto.

(c)            Change in Business or Credit and Collection Policy.  (i) Make any change in the character of its business, which change could impair the collectibility of any Receivable sold by such Originator hereunder or (ii) make any change in its Credit and Collection Policy that would reasonably be expected to adversely affect the collectibility of the Receivables, the enforceability of any related Contract or its ability to perform its obligations under the related Contract or the Transaction Documents, in the case of either (i) or (ii) above, without the prior written consent of each Agent and each Group Agent.  No Originator that is also an Originator shall make any change in any Credit and Collection Policy without giving prior written notice thereof to each Agent and each Group Agent.

(d)            [Reserved].

(e)            Mergers, Acquisitions, Sales, etc.  Be a party to any merger, amalgamation or consolidation or directly or indirectly sell, transfer, assign, convey or lease, whether in one or a series of transactions, all or substantially all of its assets, unless with respect to such merger, amalgamation, consolidation, sale, transfer, assignment, conveyance or lease, as the case may be, the Purchaser, each Agent and each Group Agent have each (A) received ten (10) days’ prior notice thereof, (B) received executed copies of all documents, certificates and opinions (including, without limitation, opinions relating to bankruptcy and PPSA matters) as the Purchaser, any Agent or any Group Agent shall reasonably request and (C) been satisfied that all other action reasonably necessary to perfect and protect the interests of the Purchaser and each Agent, in and to the Receivables to be sold by it hereunder and other Related Rights, as requested by the Purchaser, any Agent or any Group Agent shall have been taken by, and at the expense of such Originator (including the filing of any PPSA financing statements, applications for registration, the receipt of certificates and other requested documents from public officials and all such other actions required pursuant to Section 7.3).

(f)            Lock-Box Banks.  Make any changes in its instructions to Obligors regarding Collections on Receivables sold or otherwise conveyed by it hereunder or add or terminate any bank as a Lock-Box Bank unless the requirements of the Receivables Financing Agreement have been met.

(g)            Accounting for Purchases.  Account for or treat (whether in such Originator’s financial statements or otherwise) the transactions contemplated hereby in any manner other than as sales of the Receivables and Related Rights by such Originator to the Purchaser.

(h)            Anti-Money Laundering/International Trade Law Compliance.  No Originator will become a Sanctioned Person.  No Covered Entity, either in its own right or through any third party, will (i) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (iii) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (iv) use the proceeds of any Loan to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law.  Such Originator shall comply with all Anti-Terrorism Laws.  Such Originator shall promptly notify each Agent and each Group Agent in writing upon the occurrence of a Reportable Compliance Event.

SECTION 6.4  Substantive Consolidation.  Each Originator hereby acknowledges that this Agreement and the other Transaction Documents are being entered into in reliance upon the Purchaser’s identity as a legal entity separate from such Originator and its Affiliates.  Therefore, from and after the date hereof, each Originator shall take all reasonable steps necessary to make it apparent to third Persons that the Purchaser is an entity with assets and liabilities distinct from those of such Originator and any other Person, and is not a division of such Originator, its Affiliates or any other Person.  Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, such Originator shall take such actions as shall be required in order that:

                (a)          such Originator (other than ONX) shall not be involved in the day to day management of the Purchaser;

                (b)          such Originator shall maintain separate corporate records and books of account from the Purchaser and otherwise will observe corporate formalities and have a separate area from the Purchaser for its business (which may be located at the same address as the Purchaser, and, to the extent that it and the Purchaser have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expenses);

                (c)           the financial statements and books and records of such Originator shall be prepared after the date of creation of the Purchaser to reflect and shall reflect the separate existence of the Purchaser; provided, that the Purchaser’s assets and liabilities may be included in a consolidated financial statement issued by an Affiliate of the Purchaser; provided, however, that any such consolidated financial statement or the notes thereto shall make clear that the Purchaser’s assets are not available to satisfy the obligations of such Affiliate;

                (d)          except as permitted by the Receivables Financing Agreement, (i) such Originator shall maintain its assets (including, without limitation, deposit accounts) separately from the assets (including, without limitation, deposit accounts) of the Purchaser and (ii) the Purchaser’s assets, and records relating thereto, have not been, are not, and shall not be, commingled with those of such Originator;

                (e)           not identify the telephone number of the Purchaser as its telephone number and all of the Purchaser’s business correspondence and other communications shall be conducted in the Purchaser’s own name and on its own stationery;

                (f)           such Originator shall not act as an agent for the Purchaser, other than ONX in its capacity as the Servicer or any Originator in its capacity as Sub-Servicer, and in connection therewith, each such Originator shall present itself to the public as an agent for the Purchaser and a legal entity separate from the Purchaser;

                (g)          such Originator shall not conduct any of the business of the Purchaser in its own name;

                (h)          such Originator shall not pay any liabilities of the Purchaser out of its own funds or assets;

                (i)            such Originator shall maintain an arm’s-length relationship with the Purchaser;

                (j)            such Originator shall not assume or guarantee or become obligated for the debts of the Purchaser or hold out its credit as being available to satisfy the obligations of the Purchaser;

                (k)           such Originator shall not acquire obligations of the Purchaser other than, in the case of the Originators, the Purchaser Notes;

                (l)            such Originator shall allocate fairly and reasonably overhead or other expenses that are properly shared with the Purchaser, including, without limitation, shared office space;

                (m)         such Originator shall identify and hold itself out as a separate and distinct entity from the Purchaser;

                (n)          such Originator shall correct any known misunderstanding respecting its separate identity from the Purchaser;

                (o)          such Originator shall not enter into, or be a party to, any transaction with the Purchaser, except as contemplated by the Transaction Documents or in the ordinary course of its business and on terms which are intrinsically fair and not less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;

                (p)          such Originator shall not pay the salaries of the Purchaser’s employees, if any;

                (q)          services provided to the Purchaser by consultants and agents shall be paid directly from the Purchaser's bank accounts (or, to the extent paid by such Originator, reimbursed by the Purchaser) and, to the extent any consultant or agent of the Purchaser is also an employee, consultant or agent of such Originator, compensation of such employee, consultant or agent shall be allocated between the Purchaser and such Originator on a basis that reflects the services rendered to the Purchaser and such Originator;

                (r)            all overhead expenses for items shared between the such Originator and the Purchaser shall be allocated on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use; and

                (s)           to the extent not already covered in paragraphs (a) through (r) above, such Originator shall comply and/or act in accordance with all of the other separateness covenants set forth in each of Section 3 of Exhibit IV to the Receivables Financing Agreement.

ARTICLE VII
ADDITIONAL RIGHTS AND OBLIGATIONS
IN RESPECT OF RECEIVABLES

SECTION 7.1  Rights of the Purchaser.  Each Originator hereby authorizes the Purchaser or the Servicer or their respective designees or assignees under the Receivables Financing Agreement (including, without limitation, any Agent) to take, subject to the terms of the Receivables Financing Agreement and any applicable regulatory restrictions, any and all steps in such Originator’s name necessary or desirable, in their respective determination, to collect all amounts due under any and all Receivables sold or otherwise conveyed or purported to be conveyed by it hereunder, including, without limitation, endorsing the name of such Originator on cheques and other instruments representing Collections and enforcing such Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment.

SECTION 7.2  Responsibilities of the Originators.  Anything herein to the contrary notwithstanding:

(a)            Collection Procedures.  Each Originator will instruct all Persons who are its respective Obligors to make payments of Receivables (other than Specified Receivables) sold or otherwise conveyed or purported to be conveyed by it hereunder directly to a Lock-Box Account, except in the case of any Payment-on-Delivery Transactions and provided, that, such Originator may permit such Obligor to make On-Site Payments notwithstanding such instructions.  Each Originator further agrees to transfer any Collections of Receivables (other than Specified Receivables) sold or conveyed by it hereunder, including without limitation, Collections received in connection with any Payment-on-Delivery Transactions and On-Site Payments, that it receives directly to a Lock-Box Account within three (3) Business Days of receipt thereof, and agrees that all such Collections shall be deemed to be received in trust for the Purchaser and the applicable Agent.

(b)            Each Originator shall perform its obligations hereunder, and the exercise by the Purchaser or its designee of its rights hereunder shall not relieve such Originator from such obligations.

(c)            None of the Purchaser, the Servicer, the Lenders, the Group Agents or any Agent shall have any obligation or liability to any Obligor or any other third Person with respect to any Receivables, Contracts related thereto or any other related agreements, nor shall the Purchaser, the Servicer, the Lenders, the Group Agents or any Agent be obligated to perform any of the obligations of such Originator thereunder.

(d)            Each Originator hereby agrees that at any time following the occurrence and during the continuation of any Event of Default set forth in clause (a)(ii), (f) or clause (i) of Exhibit V of the Receivables Financing Agreement, an Agent may direct the Obligors that payment of all amounts payable under any Receivable is to be made directly to the applicable Agent or its designee.  The exercise of this right will be subject to any applicable regulatory restrictions.  ONX agrees that, if such Agent is unable to exercise the rights in this clause (d) due to any applicable regulatory restrictions, it will, subject to any applicable regulatory restrictions, follow the instructions of such Agent in connection therewith.

SECTION 7.3  Further Action Evidencing Purchases.  Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Purchaser, the Servicer, any Agent or any Group Agent may reasonably request in order to perfect, protect or more fully evidence the Receivables and Related Rights purchased by or contributed, as applicable, to the Purchaser hereunder, or to enable the Purchaser to exercise or enforce any of its rights hereunder or under any other Transaction Document.  Without limiting the generality of the foregoing, upon the request of the Purchaser, any Agent or any Group Agent, such Originator will:

                (a)          execute (if applicable), authorize and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary;

                (b)         on the Closing Date and from time to time, if requested thereafter, and solely with respect to each Originator, post at the financial reporting offices of such Originator a legend pursuant to Section 4.1(i); and
                (c)          all releases, estoppels and no-interest letters from any Person who has made a registration or filing against the applicable Originator after the Closing Date that could be relied upon to perfect or protect an interest in the Receivables, confirming that such registration or filing does not perfect or protect an interest in the Receivables and that such Person will not rely on such registration or filing for such purpose.

Each Originator hereby authorizes the Purchaser or its designees (including, without limitation, any Agent) to file one or more financing statements or financing change statements, applications for registration and assignments thereof, without the consent of such Originator, relative to all or any of the Receivables and Related Rights sold or otherwise conveyed or purported to be conveyed by it hereunder now existing or hereafter generated, as the case may be, by such Originator.  If any Originator fails to perform any of its agreements or obligations under this Agreement, the Purchaser or its designees (including, without limitation, any Agent) may (but shall not be required to) itself perform, or cause the performance of, such agreement or obligation, and the expenses of the Purchaser or its designee (including, without limitation, the Administrator) incurred in connection therewith shall be payable by such Originator.

SECTION 7.4  Application of Collections.  Any payment by an Obligor in respect of any indebtedness owed by it to any Originator shall, except as otherwise specified by such Obligor or required by contract or applicable law and unless otherwise instructed by the Servicer (with the prior written consent of the Administrator) or the Administrator, be applied as a Collection of any Receivable or Receivables of such Obligor to the extent of any amounts then due and payable thereunder before being applied to any other indebtedness of such Obligor.

ARTICLE VIII
PURCHASE AND SALE TERMINATION EVENTS

SECTION 8.1  Purchase and Sale Termination Events.  Each of the following events or occurrences described in this Section 8.1 shall constitute a “Purchase and Sale Termination Event” with respect to an Originator:

                (a)            the Facility Termination Date (as defined in the Receivables Financing Agreement) shall have occurred; or

                (b)           such Originator shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document to which it is a party and such failure shall remain unremedied for two (2) Business Days after the earlier of such Originator’s knowledge or notice thereof; or

                (c)            any representation or warranty made or deemed made by such Originator (or any of its respective officers) under or in connection with this Agreement or any other Transaction Document to which it is a party, or any information or report delivered by such Originator pursuant to this Agreement or any other Transaction Document to which it is a party, shall fail to have been true or correct in any material respect when made or deemed made or delivered and such failure shall, solely to the extent capable of cure, continue for thirty (30) days after the earlier of any such Originator’s knowledge or notice thereof; or

                (d)           such Originator shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document to which it is a party, and such failure shall, solely to the extent capable of cure, continue for thirty (30) days after the earlier of any such Originator’s knowledge or notice thereof; or

                (e)            such Originator shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a Receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of ninety (90) days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a Receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or such Originator shall take any corporate action to authorize any of the actions set forth above in this paragraph;

provided that, if any “Purchase and Sale Termination Event” set forth in clauses (a) through (e) of the U.S. Sale Agreement shall have occurred with respect to CBT, such Purchase and Sale Termination Event shall be deemed to have occurred with respect to all Originators.

SECTION 8.2  Remedies.

(a)            Optional Termination.  Upon the occurrence of a Purchase and Sale Termination Event with respect to an Originator (other than the Purchase and Sale Termination Event described in Section 8.1(e) above), the Purchaser shall have the option, by notice to such Originator (with a copy to each Agent), to declare the Purchase and Sale Termination Date to have occurred with respect to such Originator and the Purchase Facility as terminated with respect to such Originator if it is also an Originator; provided that, automatically upon the occurrence of any Purchase and Sale Termination Event described in Section 8.1(e) above, the Purchase and Sale Termination Date shall be deemed to have been declared by the Purchaser with respect to all Originators and the Purchase Facility shall be deemed to be terminated for all Originators that are Originators.

(b)            Remedies Cumulative.  Upon any termination of the Purchase Facility with respect to an Originator pursuant to Section 8.2(a), the Purchaser shall have, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided under the PPSA of each applicable jurisdiction and other applicable laws, which rights shall be cumulative.

ARTICLE IX
INDEMNIFICATION

SECTION 9.1  Indemnities by the Originators.  Without limiting any other rights which the Purchaser may have hereunder or under applicable law, each Originator, severally and for itself alone, hereby agrees to indemnify the Purchaser and each of its officers, directors, employees and agents (each of the foregoing Persons being individually called a “Purchase and Sale Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, judgments, liabilities and related costs and expenses, including reasonable fees of legal counsel and disbursements (all of the foregoing being collectively called “Purchase and Sale Indemnified Amounts”) awarded against or incurred by any of them to the extent arising out of or as a result of (a) the breach of any representation or warranty made by such Originator herein or in any other Transaction Document to which it is a party or (b) the failure of such Originator to perform its obligations under this Agreement or any other Transaction Document to which it is a party; excluding, however, (x) Purchase and Sale Indemnified

Amounts to the extent a final judgment of a court of competent jurisdiction holds such Purchase and Sale Indemnified Amounts resulted from gross negligence or willful misconduct on the part of such Purchase and Sale Indemnified Party, (y) any indemnification which has the effect of recourse for non-payment or uncollectibility of the Receivables due to a discharge in bankruptcy or similar insolvency proceeding or other credit related reasons with respect to the relevant Obligor and (z) any net income or franchise tax imposed on such Purchase and Sale Indemnified Party or any other taxes imposed against such Purchase and Sale Indemnified Party to the extent such taxes are measured by or against the gross income or net income or receipts of such Person.

If for any reason the indemnification provided above in this Section 9.1 is unavailable to a Purchase and Sale Indemnified Party or is insufficient to hold such Purchase and Sale Indemnified Party harmless, then each Originator agrees that it shall contribute to the amount paid or payable by such Purchase and Sale Indemnified Party to the maximum extent permitted under applicable law.

ARTICLE X
MISCELLANEOUS

SECTION 10.1  Amendments, etc.

(a)            The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and executed by the Purchaser and each Originator, with the prior written consent of each Agent and the Majority Group Agents.

(b)            No failure or delay on the part of the Purchaser, the Servicer, any Originator or any third party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No notice to or demand on the Purchaser, the Servicer or any Originator in any case shall entitle it to any notice or demand in similar or other circumstances.  No waiver or approval by the Purchaser or the Servicer under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions.  No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

(c)            The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings.

SECTION 10.2  Notices, etc.  All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be delivered or sent by email, or by overnight mail, to the intended party at the mailing address or email address set forth under its name on the signature pages hereof or at such other mailing address or email address as shall be designated by such party in a written notice to the other parties hereto or in the case of the Administrator or any Group Agent, at their respective address for notices pursuant to the Receivables Financing Agreement.  All such notices and communications shall be effective (a) if delivered by overnight mail, when received, and (b) if sent by email, when sent, receipt confirmed by telephone or electronic means.

SECTION 10.3  No Waiver; Cumulative Remedies.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.  Without limiting the foregoing, each Originator hereby authorizes the Purchaser, at any time and from time to time, to the fullest extent permitted by law, to set off, against any obligations of such Originator to the Purchaser arising in connection with the Transaction Documents (including, without limitation, amounts payable pursuant to Section 9.1) that are then due and payable or that are not then due and payable but have accrued, any and all indebtedness at any time owing by the Purchaser to or for the credit or the account of such Originator.

SECTION 10.4  Binding Effect; Assignability.  This Agreement shall be binding upon and inure to the benefit of the Purchaser and each Originator and their respective successors and permitted assigns.  No Originator may assign any of its rights hereunder or any interest herein without the prior written consent of the Purchaser, each Agent and each Group Agent, except as otherwise herein specifically provided.  This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.  The rights and remedies with respect to any breach of any representation and warranty made by any Originator pursuant to Article V and the indemnification and payment provisions of Article IX and Section 10.6 shall be continuing and shall survive any termination of this Agreement.

SECTION 10.5  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

SECTION 10.6  Costs, Expenses and Taxes.  In addition to the obligations of the Originators under Article IX, each Originator, severally and for itself alone, agrees to pay on demand:

               (a)           to the Purchaser (and any successor and permitted assigns thereof) all reasonable costs and expenses incurred by such Person in connection with the enforcement of this Agreement and the other Transaction Documents; and

                (b)           all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents to be delivered hereunder, and agrees to indemnify each Purchase and Sale

Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes and fees.

SECTION 10.7  SUBMISSION TO JURISDICTION.  EACH PARTY HERETO HEREBY IRREVOCABLY (a) SUBMITS AND ATTORNS TO THE NON-EXCLUSIVE JURISDICTION OF ANY COURT OF THE PROVINCE OF ONTARIO OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT; (b) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURT; (c) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING; (d) IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SPECIFIED IN SECTION 10.2; AND (e) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS SECTION 10.7 SHALL AFFECT THE PURCHASER’S RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING AGAINST ANY ORIGINATOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

SECTION 10.8  WAIVER OF JURY TRIAL.  EACH PARTY HERETO WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND AGREES THAT (a) ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND (b) ANY PARTY HERETO (OR ANY ASSIGNEE OR THIRD PARTY BENEFICIARY OF THIS AGREEMENT) MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

SECTION 10.9  Captions and Cross References; Incorporation by Reference.  The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.  References in this Agreement to any underscored Section or Exhibit are to such Section or Exhibit of this Agreement, as the case may be.  The Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.

SECTION 10.10  Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

SECTION 10.11  Acknowledgment and Agreement.  By execution below, each Originator expressly acknowledges and agrees that all of the Purchaser’s rights, title, and interests in, to, and under this Agreement (but not its obligations), shall be pledged and assigned (by way of security) by the Purchaser to the Administrator (for the benefit of the Secured Parties) pursuant to the Receivables Financing Agreement, and each Originator consents to such assignment.  Each of the parties hereto acknowledges and agrees that the Secured Parties, the Group Agents and the Agents shall be beneficiaries of the rights of the Purchaser arising hereunder and under the other Transaction Documents to which any Originator is a party by virtue of such pledge and assignment.  Notwithstanding the foregoing or anything else to the contrary in this Agreement, none of the Secured Parties, the Group Agents or the Agents shall have any rights, title, or interest in, to, or under this Agreement after the first date following the occurrence of the Purchase and Sale Termination Date with respect to all Originators when all obligations of each Originator to the Purchaser and its assigns under this Agreement have been satisfied in full (other than those which expressly survive termination of this Agreement).  Notwithstanding any provision to the contrary in this Agreement or any document related hereto, if and to the extent that for any reason any payment by or on behalf of an Originator is rescinded or must be otherwise restored by the Purchaser or its assigns, whether as a result of any proceedings in bankruptcy or reorganization or other similar proceedings or otherwise, such payment shall be treated for all purposes, as though such amounts had not been paid and the determination as to whether any such payment must be rescinded or restored shall be made by Purchaser (or the Agents, as its assigns) in its sole discretion.

SECTION 10.12  No Proceeding.  Each Originator hereby agrees that it will not institute, or join any other Person in instituting, against the Purchaser any Insolvency Proceeding for at least one year and one day following until the latest of the Final Payout Date under the Receivables Financing Agreement.  Each Originator further agrees that notwithstanding any provisions contained in this Agreement to the contrary, the Purchaser shall not, and shall not be obligated to, pay any amount in respect of any Purchaser Note or otherwise to such Originator pursuant to this Agreement unless in accordance with the Purchaser Note.  Any amount which the Purchaser does not pay pursuant to the operation of the preceding sentence shall not constitute a claim against the Purchaser in any Bankruptcy Proceedings by, or obligation of the Purchaser to, such Originator for any such insufficiency unless and until the provisions of the foregoing sentence are satisfied.  The agreements in this Section 10.12 shall survive any termination of this Agreement.

SECTION 10.13  Limited Recourse.  Except as explicitly set forth herein, the obligations of the Purchaser under this Agreement or any other Transaction Documents to which it is a party are solely the obligations of the Purchaser.  No recourse under any Transaction Document shall be had against, and no liability shall attach to, any officer, employee, director, or beneficiary, whether directly or indirectly, of the Purchaser.  The agreements in this Section 10.13 shall survive any termination of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

CINCINNATI BELL FUNDING CANADA LTD.

By:	/s/ Joshua T. Duckworth
Name: Joshua T. Duckworth
Title: Vice President, Treasury and
Investor Relations

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Purchase and Sale Agreement
(Cincinnati Bell)

ONX ENTERPRISE SOLUTIONS LTD.,
as Servicer

By:	/s/ Joshua T. Duckworth
Name: Joshua T. Duckworth
Title: Vice President, Treasury and
Investor Relations

ORIGINATORS:

ONX ENTERPRISE SOLUTIONS LTD., as an
Originator

By:	/s/ Joshua T. Duckworth
Name: Joshua T. Duckworth
Title: Vice President, Treasury and
Investor Relations

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Purchase and Sale Agreement
(Cincinnati Bell)

Schedule I

LIST OF ORIGINATORS

1.            ONX Enterprise Solutions Ltd.

Schedule I-1